CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the use in the Statement of Additional Information of Pioneer High Yield Fund constituting part of this registration statement of Pioneer High Yield Fund on Form N-14 (the "N-14 Registration Statement") of our report dated December 14, 1998, relating to the financial statements and financial highlights of Third Avenue High Yield Fund (the "Fund"), which appears in such Statement of Additional Information, and to the incorporation by reference of our report into the Prospectus of Pioneer High Yield Fund / Proxy Statement of Third Avenue High Yield Fund (the "Prospectus / Proxy Statement") and the Statement of Additional Information of Third Avenue High Yield Fund, which constitute part of this N-14 Registration Statement. We also consent to the references to us under the headings "Financial Highlights" and "Experts" in such Prospectus/Proxy Statement, under the heading "Financial Statements" in the Statement of Additional Information of Pioneer High Yield Fund and under the headings "Independent Accountants" and "Financial Statements" in the Statement of Additional Information of Third Avenue High Yield Fund.


/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
1177 Avenue of the Americas
New York, NY 10036
November 1, 1999